UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2015

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7171 Southwest Parkway

Building 400

Austin, Texas 78735

(Address of principal executive offices, including zip code)

(512) 682-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to amend and supplement Item 1.01 of the Current Report on Form 8-K filed by SolarWinds, Inc. (the “Company”) on October 21, 2015, to disclose an updated draft of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 21, 2015, by and among the Company, Project Aurora Holdings, LLC (“Parent”), and Project Aurora Merger Corp., a wholly owned subsidiary of Parent.

Item 1.01. Entry into a Material Definitive Agreement.

The updated Merger Agreement has been corrected to include correct section references and to add Schedule 1.5 to the Merger Agreement. The foregoing summary of the updated Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 21, 2015, by and among Project Aurora Holdings, LLC, Project Aurora Merger Corp., and SolarWinds, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

	By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
President and Chief Executive Officer

Date: October 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 21, 2015, by and among Project Aurora Holdings, LLC, Project Aurora Merger Corp., and SolarWinds, Inc.